Exhibit 99.1

Ethan Allen Reports Fiscal 2021 Fourth Quarter and Full Year Results

DANBURY, CT – AUGUST 9, 2021 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETH) today reported its business and financial results for the fourth quarter and fiscal year ended June 30, 2021.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased to report strong results for the fourth quarter and fiscal year ended June 30, 2021. For the fourth quarter we achieved consolidated net sales growth of 94.7%, an operating margin of 13.5% and diluted EPS of $0.71. Adjusted EPS was $0.74, up from a loss of $0.15 last year. Many of the changes we implemented last year have allowed us to better manage expenses and improve our operating leverage. Additionally, we strengthened the business by expanding capacity, enhanced our use of technology and brought back many associates to further our talent. These initiatives helped produce strong results for the full fiscal 2021 year, including net sales of $685.2 million and EPS of $2.37. We also generated $129.9 million of cash from operating activities, repaid 100% of our outstanding debt, increased our regular quarterly cash dividend by 19% and in May 2021 paid a $0.75 special cash dividend. Last week we announced another special cash dividend of $0.75 in addition to our regular quarterly dividend of $0.25 per share, both payable on August 31, 2021.”

“Demand trends have remained strong and our focus remains on servicing our large backlog of written orders. Both our wholesale and retail segments experienced high demand, with fiscal 2021 written orders increasing 31.7% at wholesale and 47.7% at retail. We, like others, have been impacted by supply chain issues, including raw material delays and increased costs of shipping. Fortunately, about 75% of our products are made in our North American manufacturing workshops, which together with our strong logistics network of national distribution centers and retail home delivery centers delivering product with white glove service to our clients’ homes, are an important competitive advantage,” continued Mr. Kathwari.

“We are focused on continuing to increase capacity and deliver product while making investments in technology throughout the Company, all to drive future growth and enhance the customer experience. We believe we have a great opportunity to continue our growth in sales and profitability due to our dedicated team, our vertically integrated structure, and the personal service of our interior design professionals increasingly combined with technology,” concluded Mr. Kathwari.

FISCAL 2021 FOURTH QUARTER HIGHLIGHTS*

●	Consolidated net sales increased 94.7% to $178.3 million

●	Retail segment written orders growth of 105.0%

●	Wholesale net sales of $106.4 million increased 106.2%; Retail net sales of $150.7 million rose 113.0%

●	Wholesale segment written orders increased 82.3%; Excluding GSA and other government orders, wholesale segment orders increased 87.0%

●

Consolidated gross margin increased to 58.7%; Operating margin grew to 13.5% due to net sales growth and controlling costs by leveraging cost reductions from measures taken as part of our previously announced COVID-19 action plan

●

Operating expenses decreased to 45.2% of net sales from 65.9%; Operating expenses increased $20.2 million due to higher selling, delivery and incentive compensation expenses due to strong net sales growth partially offset by lower advertising spend

●	Diluted EPS of $0.71 compared to ($0.48); Adjusted EPS of $0.74 compared to ($0.15)

●	Strong cash generation of $27.8 million; Cash on hand of $104.6 million and no debt outstanding

●	Paid a special cash dividend and regular quarterly cash dividend totaling $31.7 million during the quarter

FULL FISCAL YEAR 2021 HIGHLIGHTS*

●	Consolidated net sales increased 16.2% to $685.2 million

●	Retail segment written orders growth of 47.7%

●	Wholesale net sales of $413.1 million increased 22.2%; Retail net sales of $555.0 million rose 19.9%

●	Wholesale segment written orders increased 31.7%; excluding GSA and other government orders, wholesale segment orders grew 41.7%

●	Consolidated gross margin rose to 57.4%; Operating margin increased to 11.3%

●	Operating expenses decreased to 46.1% of net sales from 52.3% due to improved operating leverage

●	Diluted EPS of $2.37 compared to $0.34; Adjusted EPS of $2.37 compared to $0.52

●	Generated $129.9 million of cash from operating activities compared with $52.7 million last year

●	Repaid 100% of outstanding debt during the year

●	The Company increased its regular quarterly cash dividend by 19% in November 2020 as well as paid a $0.75 per share special cash dividend in May 2021

●	Opened several new design centers in the past 12 months including Oxnard, California; Towson, Maryland; Alpharetta, Georgia; and Portland, Oregon

●	The Company held its first-ever Virtual Celebration to congratulate associates for exceptional interior design work

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the fourth quarter of fiscal 2020 and the full fiscal 2020 year

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)

	Three months ended			Twelve months ended
	June 30,			June 30,
	2021	2020	% Chg	2021	2020	% Chg
Net sales	$178,323	$91,568	94.7%	$685,169	$589,837	16.2%
GAAP gross profit	$104,596	$47,868	118.5%	$393,107	$323,132	21.7%
Adjusted gross profit*	$104,846	$48,767	115.0%	$393,746	$328,555	19.8%
GAAP gross margin	58.7%	52.3%		57.4%	54.8%
Adjusted gross margin*	58.8%	53.3%		57.5%	55.7%
GAAP operating income (loss)	$24,062	$(12,447)	293.3%	$77,285	$14,644	427.8%
Adjusted operating income (loss)*	$25,084	$(4,982)	603.5%	$80,335	$17,072	370.6%
GAAP operating margin	13.5%	(13.6% )		11.3%	2.5%
Adjusted operating margin*	14.1%	(5.4% )		11.7%	2.9%
GAAP net income (loss)	$18,161	$(12,069)	250.5%	$60,005	$8,900	574.2%
Adjusted net income (loss)*	$18,933	$(3,654)	618.1%	$60,059	$13,512	344.5%
Effective tax rate	24.3%	8.5%		21.5%	37.3%
GAAP diluted EPS	$0.71	$(0.48)	247.9%	$2.37	$0.34	597.1%
Adjusted diluted EPS*	$0.74	$(0.15)	593.3%	$2.37	$0.52	355.8%
Capital expenditures	$1,687	$3,252	(48.1% )	$12,029	$15,709	(23.4% )
Cash flows from operating activities	$27,792	$14,012	98.3%	$129,912	$52,696	146.5%

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release

BALANCE SHEET AND CASH FLOW

Total cash and cash equivalents was $104.6 million at June 30, 2021 compared with $72.3 million a year ago. Cash and cash equivalents aggregated to 15.3% of total assets at June 30, 2021, compared with 11.6% last year. Cash and cash equivalents increased $32.3 million during fiscal 2021 primarily due to net cash provided by operating activities of $129.9 million and net proceeds of $4.9 million from the sale of property, plant and equipment, partially offset by the repayment of 100% or $50.0 million of outstanding borrowings under the Company’s existing credit facility, cash dividends paid of $43.3 million and capital expenditures of $12.0 million. Strong cash flow performance was driven by increased customer deposits from written orders partially offset by higher inventory balances.

Capital expenditures in fiscal 2021 were $12.0 million compared with $15.7 million in the prior year. As part of the Company’s initial response to the COVID-19 health crisis a year ago, the Company delayed investments and capital expenditures, which led to a reduction in capital spending. Partially offsetting the decreases was the Company’s investment in the expansion of its existing Maiden, North Carolina manufacturing campus, which will help increase overall capacity beginning in fiscal 2022.

Cash dividends paid were $43.3 million during fiscal 2021, which included a special cash dividend of $19.0 million paid in May 2021. The Company previously had suspended its regular quarterly cash dividend as of April 28, 2020 and reinstated it on August 4, 2020.

Inventories, net of $144.0 million increased $17.9 million compared with $126.1 million at June 30, 2020 as the Company continues to increase its manufacturing productivity and service center inventory.

Customer deposits from written orders for the Company’s retail segment more than doubled during fiscal 2021 and totaled $130.6 million at June 30, 2021. Strong written retail order growth of 47.7% outpaced net sales growth of 19.9% and led to high customer deposits and backlog at June 30, 2021.

No debt outstanding as of June 30, 2021 as the Company paid down the remaining $50.0 million of its borrowing in September 2020 using available cash on hand.

DIVIDEND DECLARED

On August 3, 2021, the Company announced that its Board of Directors had declared a $0.75 per share special cash dividend to shareholders of record on August 17, 2021, payable on August 31, 2021. The Board also declared a regular quarterly cash dividend of $0.25 per share, payable on August 31, 2021 to shareholders of record at the close of business on August 17, 2021.

DESIGN CENTER ACTIVITY

	Independent	Company-
Design Center activity	Retailers	Operated	Total
Balance at June 30, 2020	160	144	304
New locations	18	3	21
Closures	(17)	(6)	(23)
Transfers	-	-	-
Balance at June 30, 2021	161	141	302
Relocations (in new and closures)	-	2	2

U.S.	34	136	170
International	127	5	132

CONFERENCE CALL

Ethan Allen will host an analyst conference call today, August 9, 2021 at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate:

●	U.S. Participants: 877-705-2976
●	International Participants: 201-689-8798
●	Meeting Number:13721721

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. The Company provides complimentary interior design service to its clients and sells a full range of furniture products and decorative home accents through a retail network of approximately 300 design centers in the United States and abroad as well as online at ethanallen.com. Ethan Allen owns and operates nine manufacturing facilities, including six manufacturing plants in the United States, two manufacturing plants in Mexico and one manufacturing plant in Honduras. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Vice President, Finance
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are not prepared in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted gross profit and margin, adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial measures presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of the non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this news release and incorporated herein by reference by use of certain forward-looking words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events, including projections about future financial growth and trends with respect to the Company’s business and results of operations, and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to the following: the ongoing global COVID-19 pandemic may continue to materially adversely affect the Company’s business, its results of operations and overall financial performance; additional funding from external sources may not be available at the levels required, or may cost more than expected; declines in certain economic conditions, which impact consumer confidence and consumer spending; a decline in the health of the economy and consumer spending may affect consumer purchases of discretionary items; financial or operational difficulties due to competition in the residential furniture industry; a significant shift in consumer preference toward purchasing products online; ability to maintain and enhance the Ethan Allen brand; failure to successfully anticipate or respond to changes in consumer tastes and trends; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; competition from overseas manufacturers and domestic retailers; disruptions in the supply chain; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the  price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environmental, health and safety requirements; product recalls or product safety concerns; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; successful cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; changes in United States trade and tax policy; reliance on certain key personnel; loss of key personnel or inability to hire additional qualified personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted; inability to maintain current design center locations at current costs; failure to successfully  select and secure design center locations; changes to tax policies; hazards and risks which may not be fully covered by insurance; possible failure to protect the Company’s intellectual property; and other factors disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2020 Annual Report on Form 10-K.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this news release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.

Ethan Allen Interiors Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Twelve months ended June 30,
	2021	2020	2021	2020
Net sales	$178,323	$91,568	$685,169	$589,837
Cost of sales	73,727	43,700	292,062	266,705
Gross profit	104,596	47,868	393,107	323,132
Selling, general and administrative expenses	79,762	53,161	313,411	311,507
Restructuring and other impairment charges, net of gains	772	7,154	2,411	(3,019)
Operating income (loss)	24,062	(12,447)	77,285	14,644
Other expenses
Interest and other financing costs	48	555	481	739
Other income (expense), net	(15)	(195)	(393)	284
Income (loss) before income taxes	23,999	(13,197)	76,411	14,189
Income tax expense (benefit)	5,838	(1,128)	16,406	5,289
Net income (loss)	$18,161	$(12,069)	$60,005	$8,900

Per share data
Diluted earnings per common share:
Net income per diluted share	$0.71	$(0.48)	$2.37	$0.34
Diluted weighted average common shares	25,493	25,179	25,352	26,069

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$104,596	$72,276
Accounts receivable, net	9,026	8,092
Inventories, net	143,978	126,101
Prepaid expenses and other current assets	37,679	23,483
Total current assets	295,279	229,952

Property, plant and equipment, net	231,446	236,678
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	108,730	109,342
Deferred income taxes	1,078	137
Other assets	1,584	1,552
Total ASSETS	$683,245	$622,789

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$37,786	$25,595
Customer deposits and deferred revenue	130,635	64,031
Accrued compensation and benefits	23,866	18,278
Current operating lease liabilities	27,395	27,366
Other current liabilities	4,220	3,708
Total current liabilities	223,902	138,978

Long-term debt	-	50,000
Operating lease liabilities, long-term	97,911	102,111
Deferred income taxes	5,028	1,074
Other long-term liabilities	4,986	2,562
Total LIABILITIES	$331,827	$294,725

Shareholders’ equity:
Ethan Allen Interiors Inc. shareholders’ equity	$351,443	$328,065
Noncontrolling interests	(25)	(1)
Total shareholders’ equity	$351,418	$328,064
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$683,245	$622,789

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures including adjusted gross profit and margin, adjusted operating income, adjusted retail operating income and margin, adjusted wholesale operating income and margin, adjusted net income and adjusted diluted earnings per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables below show a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)

	Three months ended			Twelve months ended
	June 30,			June 30,
	2021	2020	% Chg	2021	2020	% Chg
Consolidated Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$104,596	$47,868	118.5%	$393,107	$323,132	21.7%
Adjustments (pre-tax) *	250	899		639	5,423
Adjusted gross profit *	$104,846	$48,767	115.0%	$393,746	$328,555	19.8%
Adjusted gross margin *	58.8%	53.3%		57.5%	55.7%

Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income (loss)	$24,062	$(12,447)	293.3%	$77,285	$14,644	427.8%
Adjustments (pre-tax)*	1,022	7,465		3,050	2,428
Adjusted operating income (loss)*	$25,084	$(4,982)	603.5%	$80,335	$17,072	370.6%

Consolidated Net sales	$178,323	$91,568	94.7%	$685,169	$589,837	16.2%
GAAP Operating margin	13.5%	(13.6% )		11.3%	2.5%
Adjusted operating margin*	14.1%	(5.4% )		11.7%	2.9%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income (loss)	$18,161	$(12,069)	250.5%	$60,005	$8,900	574.2%
Adjustments, net of tax*	772	8,415		54	4,612
Adjusted net income (loss)	$18,933	$(3,654)	618.1%	$60,059	$13,512	344.5%
Diluted weighted average common shares	25,493	25,179		25,352	26,069
GAAP Diluted EPS	$0.71	$(0.48)	247.9%	$2.37	$0.34	597.1%
Adjusted diluted EPS*	$0.74	$(0.15)	593.3%	$2.37	$0.52	355.8%

Wholesale Adjusted Operating Income / Adjusted Operating Margin
Wholesale GAAP operating income	$11,915	$1,512	688.0%	$52,281	$33,106	57.9%
Adjustments (pre-tax)*	552	(103)		552	(5,794)
Adjusted wholesale operating income*	$12,467	$1,409	784.8%	$52,833	$27,312	93.4%

Wholesale net sales	$106,372	$51,591	106.2%	$413,076	$337,948	22.2%
Wholesale GAAP operating margin	11.2%	2.9%		12.7%	9.8%
Adjusted wholesale operating margin*	11.7%	2.7%		12.8%	8.1%

Retail Adjusted Operating Income / Adjusted Operating Margin
Retail GAAP operating income (loss)	$11,970	$(14,071)	185.1%	$28,824	$(21,414)	234.6%
Adjustments (pre-tax)*	470	7,568		2,498	8,222
Adjusted retail operating income (loss)*	$12,440	$(6,503)	291.3%	$31,322	$(13,192)	337.4%

Retail net sales	$150,676	$70,735	113.0%	$554,971	$462,800	19.9%
Retail GAAP operating margin	7.9%	(19.9% )		5.2%	(4.6% )
Adjusted retail operating margin*	8.3%	(9.2% )		5.6%	(2.9% )

* Adjustments to reported GAAP financial measures including gross profit and margin, operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Twelve months ended
(In thousands)	June 30,		June 30,
	2021	2020	2021	2020
Inventory write-downs and additional reserves (wholesale)	$196	$899	$585	$4,107
Optimization of manufacturing and logistics (wholesale)	54	-	54	1,316
Adjustments to gross profit	$250	$899	$639	$5,423

Inventory write-downs and additional reserves (wholesale)	$196	$899	$585	$4,107
Optimization of manufacturing and logistics (wholesale)	356	-	356	2,147
Gain on sale of property, plant and equipment (wholesale)	-	-	-	(11,497)
Gain on sale of property, plant and equipment (retail)	-	-	(473)	-
Employee retention credit (wholesale)	-	(1,177)	-	(1,177)
Severance and other charges (wholesale)	-	175	(389)	626
Severance and other charges (retail)	339	414	811	562
Impairment of long-lived assets and lease exit costs (retail)	131	7,154	2,160	7,660
Adjustments to operating income	1,022	7,465	3,050	2,428
Adjustments to income before income taxes	1,022	7,789	3,050	2,752
Related income tax effects on non-recurring items(1)	(250)	(1,908)	(747)	(674)
Income tax expense (benefit) from valuation allowance change	-	2,534	(2,249)	2,534
Adjustments to net income	$772	$8,415	$54	$4,612

(1)	Calculated using a tax rate of 24.5% in all periods presented